UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2018

CORPORATE CAPITAL TRUST, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-38287	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
201 Rouse Boulevard Philadelphia, Pennsylvania 19112 (Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 9, 2018 (the “Effective Date”), Corporate Capital Trust, Inc. (the “Company”) entered into a senior secured revolving credit facility (the “Credit Facility”) with FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III, JPMorgan Chase Bank, N.A. (“JPMCB”) as administrative agent, ING Capital LLC (“ING”) as collateral agent and the lenders party thereto. The Credit Facility provides for borrowings in U.S. dollars and certain agreed upon foreign currencies in an initial aggregate amount of up to $3,435,000,000, with an option for the Company to request, at one or more times after the Effective Date, that existing or new lenders, at their election, provide up to $1,717,500,000 of additional commitments. As of the Effective Date, the Credit Facility provides that the Company may borrow up to a sublimit of $1,450,000,000 of the total facility amount, which sublimit may be reduced or increased from time to time pursuant to the terms of the Credit Facility and subject to the oversight and approval of the Company’s board of directors. The Credit Facility provides for the issuance of letters of credit on behalf of the Company in an aggregate face amount not to exceed $25,000,000. The Company’s obligations under the Credit Facility are guaranteed by certain of the Company’s subsidiaries including FCF LLC, CCT Holdings LLC and CCT Holdings II LLC. The Company’s obligations under the Credit Facility are secured by a first priority security interest in substantially all of the assets of the Company and the subsidiary guarantors thereunder.

Availability under the Credit Facility will terminate on August 9, 2022 (the “Revolver Termination Date”) and the outstanding loans under the Credit Facility will mature on August 9, 2023. The Credit Facility also requires mandatory prepayment of interest and principal upon certain events during the term-out period commencing on the Revolver Termination Date.

The proceeds of the Credit Facility drawn by the Company on the Effective Date were used in part to prepay in full all Loans as defined in and outstanding on the Effective Date under the (i) Amended and Restated Senior Secured Revolving Credit Agreement, dated as of April 15, 2016, by and among the Company, the lenders party thereto and JPMCB as administrative agent (as amended, restated, amended and restated and otherwise modified on or prior to the Effective Date) and (ii) Senior Secured Term Loan Agreement, dated as of May 20, 2014, by and among the Company, the lenders party thereto and JPMCB as administrative agent (as amended, restated, amended and restated and otherwise modified on or prior to the Effective Date).

Borrowings under the Credit Facility are subject to compliance with a borrowing base. Interest under the Credit Facility for (i) loans for which the Company elects the base rate option, (A) if the borrowing base is equal to or greater than 1.85 times the combined debt amount, is payable at an “alternate base rate” (which is the greatest of (a) the prime rate as publicly announced by JPMCB, (b) the sum of (x) the greater of (I) the federal funds effective rate and (II) the overnight bank funding rate plus (y) 0.5%, and (c) the one month LIBOR plus 1% per annum) plus 0.75% and, (B) if the borrowing base is less than 1.85 times the combined debt amount, the alternate base rate plus 1.00%; and (ii) loans for which the Company elects the Eurocurrency option (A) if the borrowing base is equal to or greater than 1.85 times the combined debt amount, is payable at a rate equal to LIBOR plus 1.75% and (B) if the borrowing base is less than 1.85 times the combined debt amount, is payable at a rate equal to LIBOR plus 2.00%. The Credit Facility will be subject to a non-usage fee of at least 0.375% and up to 0.50% per annum (based on the immediately preceding period’s average usage) on the unused portion of the commitment under the Credit Facility during the revolving period. The Company will be required to pay letter of credit participation fees and a fronting fee on the average daily amount of any lender’s exposure with respect to any letters of credit issued under the Credit Facility.

In connection with the Credit Facility, the Company has made certain representations and warranties and must comply with various covenants and reporting requirements customary for facilities of this type. In addition, the Company must comply with the following financial covenants: (a) the Company must maintain a minimum shareholders’ equity, measured as of each fiscal quarter end; and (b) the Company must maintain at all times a 200% asset coverage ratio.

The Credit Facility contains events of default customary for facilities of this type. Upon the occurrence of an event of default, JPMCB, at the instruction of the lenders, may terminate the commitments and declare the outstanding advances and all other obligations under the Credit Facility immediately due and payable.

The foregoing description of the Credit Facility as set forth in this Item 1.01 is a summary only and is qualified in all respects by the provisions of such agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

The information provided in Item 1.01 is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On August 9, 2018, FS/KKR Advisor, LLC, the investment adviser to the Company, issued a press release announcing the entry into the Credit Facility. The press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Senior Secured Revolving Credit Agreement, dated as of August 9, 2018, among Corporate Capital Trust, Inc., FS Investment Corporation, FS Investment Corporation II, FS Investment Corporation III, each other Person designated as a "Borrower" thereunder, the lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and ING Capital LLC, as Collateral Agent.
99.1	Press Release, dated August 9, 2018 (furnished herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 10, 2018		CORPORATE CAPITAL TRUST, INC.
a Maryland corporation

	By:	/s/ Philip Davidson
Philip Davidson
General Counsel and Secretary